UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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AMERICAN REPROGRAPHICS COMPANY

(Name of Registrant as Specified In Its Charter)

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AMERICAN REPROGRAPHICS COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2007

To Our Stockholders:

We cordially invite you to attend the 2007 Annual Meeting of Stockholders of American Reprographics Company (the “Company”). The annual meeting will take place at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Tuesday, May 22, 2007, at 2:00 p.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the annual meeting is to:

1. Elect seven directors, each for a term of one year, or until their successors are elected and qualified;

2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2007; and

3. Transact any other business that may properly come before the annual meeting and any postponements or adjournments of the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual meeting of stockholders. Only stockholders of record at the close of business on April 5, 2007 will receive notice of, and be eligible to vote at, the annual meeting or any postponements or adjournments of the annual meeting. A list of such stockholders will be available at the Annual Meeting, and, during ordinary business hours ten days prior to the Annual Meeting, at the office of the Secretary of the Company at 700 North Central Avenue, Suite 550, Glendale, California 91203. If you would like to review the stockholder list, please contact our Secretary at 818-500-0225 to schedule an appointment.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2006 is included with this mailing.

By order of the Board of Directors,

Jonathan R. Mather
Chief Financial Officer and Secretary

April 23, 2007

YOUR VOTE IS VERY IMPORTANT

Please read the Proxy Statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed return envelope. This will ensure that your vote is counted even if you cannot attend the annual meeting in person. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

AMERICAN REPROGRAPHICS COMPANY

2007 ANNUAL MEETING

PROXY STATEMENT

AMERICAN REPROGRAPHICS COMPANY
700 North Central Avenue, Suite 550
Glendale, CA 91203
(818) 500-0225

April 23, 2007

PROXY STATEMENT

The Board of Directors (the “board”) of American Reprographics Company is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2007 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”). The meeting will take place at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Tuesday, May 22, 2007, at 2:00 p.m. local time. In this proxy statement we refer to American Reprographics Company as the “Company”, “we”, “us”, “our” or “ARC”. At the meeting, stockholders will vote on the election of seven directors, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2007, and will transact any other business that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (by signing and returning the enclosed proxy card), you authorize Jonathan R. Mather, Chief Financial Officer and Secretary of ARC, Sathiyamurthy Chandramohan, the Chief Executive Officer and Chairman of the Board of ARC, and Kumarakulasingam Suriyakumar, the President, Chief Operating Officer and a director of ARC, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about April 23, 2007.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY IN THE ENCLOSED ENVELOPE.

ANNUAL MEETING AND VOTING INFORMATION

The board seeks your proxy for use in voting at our 2007 annual meeting of stockholders or any postponements or adjournments of the meeting. Our annual meeting will be held at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Tuesday, May 22, 2007, at 2:00 p.m. local time. We intend to begin mailing this proxy statement, the attached notice of annual meeting, the accompanying proxy card and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2006 on or about April 23, 2007 to all holders of our common stock, par value $0.001 per share, entitled to vote at the meeting. Our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2006 does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Purpose of the annual meeting.

At the annual meeting, stockholders of ARC will be asked to:

1. Elect seven directors, each for a term of one year, or until their successors are elected and qualified; and

2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2007.

Stockholders also will transact any other business that may properly come before the meeting. Members of ARC’s management team and a representative of PricewaterhouseCoopers LLP, the Company’s independent auditor, will be present at the meeting to respond to appropriate questions from stockholders. The representative of PricewaterhouseCoopers LLP will also make a statement if they so desire.

Admission to the annual meeting.

All record or beneficial owners of ARC’s common stock may attend the annual meeting in person. When you arrive at the annual meeting, please present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as recent brokerage account or bank statement showing that you owned ARC common stock on the record date of April 5, 2007. ARC also has invited certain ARC employees and certain agents of the Company to attend the annual meeting.

Record date and voting.

The record date for the meeting is April 5, 2007. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is ARC’s common stock. Each outstanding share of common stock is entitled to one vote for all matters presented for a vote at the meeting. At the close of business on the record date there were 45,493,850 shares of ARC common stock outstanding.

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the seven nominees to the Board of Directors; and

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Voting shares held in “street name.”

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal. The election of directors and the ratification of appointment of ARC’s independent auditors are “discretionary” items.

As the beneficial owner of shares, you are invited to attend the meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

Quorum.

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Voting instructions.

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. By so doing you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you attend the annual meeting, please bring the enclosed proxy card or proof of identification. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

If your shares are held in street name, you may be able to vote your shares electronically by telephone or on the internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the internet by following the instructions set forth on the voting form provided to you by your record holder.

Revoking your proxy.

You may revoke your proxy at any time before your shares are voted and change your vote:

•	by signing another proxy with a later date and delivering it in accordance with the instructions set forth in this proxy statement; or

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of ARC prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of ARC before your proxy is voted or you vote in person at the meeting.

Any written notice of revocation, or later dated proxy, should be delivered to:

American Reprographics Company
700 North Central Avenue, Suite 550
Glendale, California 91203
Attention: Jonathan R. Mather, Chief Financial Officer and Secretary

Vote required to elect the director nominees.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the seven nominees named in Proposal 1 as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

Nominee who is unable to stand for election.

If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Votes required to ratify the appointment of ARC’s independent auditors.

The ratification of the appointment of PricewaterhouseCoopers LLP as ARC’s independent auditors for fiscal year 2007, as specified in Proposal 2, requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

Other Business.

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Board recommended vote on the proposals.

Your board recommends that you vote:

•	FOR the election of the seven nominees to the Board of Directors; and

•	FOR the ratification of PricewaterhouseCoopers LLP as ARC’s independent auditors.

Counting votes.

ARC’s transfer agent, Mellon Investor Services, will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

Treatment of abstentions and broker non-votes.

Abstentions will be treated as shares present for quorum purposes and entitled to vote. Abstentions from voting on a proposal described in this proxy statement will not affect the outcome of the vote on that proposal. A broker non-vote occurs when a broker is unable to vote on a particular matter without instructions from the beneficial holder and such instructions are not received. Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Therefore, broker non-votes will have no effect on the outcome of the vote on the election of directors or the ratification of our independent auditors.

Voting results of the annual meeting.

We plan to announce preliminary voting results at the annual meeting and to publish final results in our Quarterly Report on Securities and Exchange Commission Form 10-Q for the quarter ended June 30, 2007.

Solicitation of Proxies.

ARC is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. We have asked banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Director

The board currently consists of seven directors, each of whom has been nominated to serve for a term of one (1) year and until their successors are duly elected and qualified. Our board is not classified and thus all of our directors are elected annually.

Each of the nominees have consented to being named in this proxy statement and has agreed to serve as a member of the board if elected. The Company has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the seven nominees as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person.

The following table sets forth, with respect to each nominee, his name, the year in which he first became a director of ARC, and his age as of March 30, 2007.

	Year First
Name	Elected		Age

Sathiyamurthy Chandramohan	1998	(1)	48
Kumarakulasingam Suriyakumar	1998	(1)	54
Thomas J. Formolo	2000	(2)	42
Dewitt Kerry McCluggage	2006		52
Mark W. Mealy	2005		49
Manuel Perez de la Mesa	2002	(3)	50
Eriberto R. Scocimara	2006		71

(1)	Served as an advisor of American Reprographics Holdings, L.L.C., a California limited liability company (“Holdings”) since 1998 and as a director of ARC since October 2004. We were previously organized as Holdings and immediately prior to our initial public offering on February 9, 2005, we reorganized as a Delaware corporation, American Reprographics Company.

(2)	Served as an advisor of Holdings since 2000 and as a director of ARC since October 2004.

(3)	Functioned as a director of Holdings since 2002 and served as a director of ARC since October 2004.

The following is a brief description of the principal occupation and business experience of each of our directors during the past five years and their other affiliations.

Sathiyamurthy (“Mohan”) Chandramohan has served as an advisor and the Chairman of the Board of Advisors of Holdings since March 1998 and has served as a director and the Chairman of the Board of Directors of American Reprographics Company since October 2004. Mr. Chandramohan joined Micro Device, Inc. (our predecessor company) in February 1988 as President and became the Chief Executive Officer in March 1991. Prior to joining our company, Mr. Chandramohan was employed with U-Save Auto Parts Stores from December 1981 to February 1988, and became the company’s Chief Financial Officer in May 1985 and Chief Operating Officer in March 1987. Mr. Chandramohan served as the President of the International Reprographics Association (IRgA) from August 1, 2001 to July 31, 2002 and continues to be an active member of the IRgA.

Kumarakulasingam (“Suri”) Suriyakumar has served as an advisor of Holdings since March 1998 and has served as a director of American Reprographics Company since October 2004. Mr. Suriyakumar joined Micro Device, Inc. in 1989. He became the Vice President of Micro Device, Inc. in 1990 and became the company’s President and Chief Operating Officer in 1991. Prior to joining our company, Mr. Suriyakumar was employed with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka. Mr. Suriyakumar is an active member of the IRgA.

Thomas J. Formolo has served as an advisor of Holdings since April 2000 and has served as a director of American Reprographics Company since October 2004. Since 1997, Mr. Formolo has been a partner of Code Hennessy & Simmons LLC, or CHS, a private equity firm based in Chicago, Illinois, that specializes in leveraged buyout and recapitalizations of middle market companies in partnership with company management through its private equity funds. He has been employed by CHS’s affiliates since 1990.

Dewitt Kerry McCluggage was appointed as a director of American Reprographics Company in February 2006. Mr. McCluggage has served as the President of Craftsman Films, Inc., which produces motion pictures and television programs, since January 2002. Mr. McCluggage was appointed Co-Chairman of Allumination Filmworks, a distributor of home videos, in March 2005, and he currently serves as Allumination Filmworks’ Chairman and serves as a director of ContentFilm, the parent company of Allumination Filmworks. From 1991 to 2003, Mr. McCluggage served as Chairman of the Paramount Television Group where he was responsible for overseeing television operations. Prior to that, Mr. McCluggage served as President of Universal Television from 1987 to 1991.

Mark W. Mealy was appointed as a director of American Reprographics Company in March 2005. Mr. Mealy has served as Managing Partner of Colville Capital LLC, a private equity firm since October 2005. Mr. Mealy also served as the Managing Director and Group Head of Mergers and Acquisitions of Wachovia Securities, Inc., an investment banking firm, from March 2000 until October 2004. Mr. Mealy served as the Managing Director, Mergers and Acquisitions of First Union Securities, Inc., an investment banking firm, from April 1998 to March 2000. Mr. Mealy also serves as a director of Morton Industrial Group, Inc. a metal fabrication supplier to off-highway construction and agricultural equipment markets.

Manuel Perez de la Mesa functioned as a director for Holdings from July 2002 until his appointment as a director of American Reprographics Company in October 2004. Mr. Perez de la Mesa has been Chief Executive Officer of Pool Corporation, a wholesale distributor of swimming pool supplies and related equipment, since May 2001 and has also been the President of Pool Corporation since February 1999. Mr. Perez de la Mesa served as Chief Operating Officer of Pool Corporation from February 1999 to May 2001. Mr. Perez de la Mesa serves as a director of Pool Corporation.

Eriberto R. Scocimara was elected as a director of American Reprographics Company in May 2006. Mr. Scocimara has served as the President and Chief Executive Officer of the Hungarian-American Enterprise Fund, a privately managed investment company created by the President and Congress of the United States and funded by the U.S. Government, since 1994. Mr. Scocimara also has served as the President and Chief Executive Officer of Scocimara & Company, Inc, a financial consulting firm, since he founded the company in 1984. Mr. Scocimara has over 30 years of experience in corporate management, acquisitions and operational restructuring. Mr. Scocimara serves as a director of Carlisle Companies Incorporated, Roper Industries, Inc., Quaker Fabric Corporation and Euronet Worldwide, Inc.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE SEVEN NOMINEES.

CORPORATE GOVERNANCE PROFILE

We are committed to good corporate governance practices and as such we have adopted formal corporate governance guidelines to enhance our effectiveness. A copy of our corporate governance guidelines can be accessed on our Website www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page and then selecting “Corporate Governance” from the Investor Relations Webpage. The guidelines govern, among other things, board member responsibilities, qualifications, committees, compensation, access, education, management succession, and performance evaluation.

The board’s practice is to hold regularly scheduled executive sessions without management. The Nominating and Corporate Governance Committee selects from among our independent directors a lead director to chair the executive sessions of the non-management directors.

We have adopted a Code of Conduct applicable to all employees, officers and directors, including our chief executive officer, our chief financial officer and our controller which meets the definition of a “code of ethics” set forth in Item 406 of Regulation S-K of the Securities and Exchange Act of 1934 (“Exchange Act”). A copy of our Code of Conduct can be accessed on our Website www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page and then selecting “Corporate Governance” from the Investor Relations Webpage. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission (“SEC”) or the New York Stock Exchange (“NYSE”), on our internet site.

The board has adopted the American Reprographics Company Corporate Governance Guidelines. Those Guidelines set forth, among other things, director qualification standards and the factors to be considered in making nominations to the board. While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the board should take into account the following criteria, among others, in considering directors and candidates for the board:

•	Judgment, experience, skills and personal character of the candidate; and

•	the needs of the board.

Our stockholders may recommend director nominees, and the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. To date, we have not received any recommendations from our stockholders requesting that the board or any of its committees consider a nominee for inclusion among the board’s slate of nominees in the proxy statement for our annual meeting. A stockholder wishing to submit a director nominee recommendation should comply with the provisions of our amended and restated bylaws and the provisions set forth herein under the heading “Stockholder Proposals and Stockholder Board Nominations”. We anticipate that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although the Nominating and Corporate Governance Committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The Nominating and Corporate Governance Committee will consider all relevant qualifications as well as the needs of the company in terms of compliance with NYSE listing standards and SEC rules.

Director Independence

As required by the rules of the New York Stock Exchange, our board evaluates the independence of its members at least annually, and at other appropriate times (e.g., in connection with a change in employment status) when a change in circumstances could potentially impact the independence of one or more directors.

Under NYSE rules, a director is independent if the Board affirmatively determines that he or she currently has no direct or indirect material relationship with the company or any of its consolidated subsidiaries. In addition, a director must meet each of the following standards to be considered independent under NYSE rules:

•	The director is not and has not been an employee of the company, and no member of the director’s immediate family is or has served as an executive officer of the company or any of its consolidated subsidiaries, during the last three years.

•	Neither the director nor any member of the director’s immediate family has received more than $100,000 in direct compensation from the company or any of its consolidated subsidiaries (excluding director and committee fees, pensions or deferred compensation for prior service) during any 12-month period within the last three years.

•	The director: (i) is not, and does not have an immediate family member that is a current partner of a firm that is the company’s, or any of its consolidated subsidiaries’, internal or external auditor; (ii) is not a current employee of such external audit firm; (iii) does not have an immediate family member who is a current employee of such external audit firm who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; and (iv) was not, and does not have an immediate family member that was, within the last three years (but is no longer) a partner or employee of such external audit firm who personally worked on the company’s, or any of its consolidated subsidiaries’, audit within that time.

•	Neither the director nor any member of the director’s immediate family is or has been employed within the last three years as an executive officer of any company whose compensation committee, or the compensation committee of any of its consolidated subsidiaries, includes or included an executive officer of the company.

•	The director is not a current employee of, and does not have an immediate family member who is a current executive officer of, another company that has made payments to, or has received payments from, the company or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of such other company.

In determining whether a material relationship exists between the company and each director, the Board broadly considers all relevant facts and circumstances, including:

•	the nature of any relationships with the company.

•	the significance of the relationship to the company, the other organization and the individual director.

•	whether or not the relationship is solely a business relationship in the ordinary course of the company’s and the other organization’s businesses and does not afford the director any special benefits.

•	any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the board may determine from time to time.

•	If a proposed director serves as an executive officer, director or trustee of a tax exempt organization, whether contributions from the company, or any of its consolidated subsidiaries, to such tax exempt organization in any of the last three fiscal years are less than the greater of (i) $1 million or (ii) 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.

Pursuant to the company’s Corporate Governance Guidelines, all members of the audit committee must also meet the following requirements:

•	Director’s fees are the only compensation that members of the Audit Committee may receive from the company or any of its consolidated subsidiaries. Audit Committee members may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from the company or any of its consolidated subsidiaries (other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board).

•	No member of the audit committee may be an “affiliated person” of the company, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.

A copy of our Corporate Governance Guidelines can be accessed on our website www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page and then selecting “Corporate Governance” from the Investor Relations Webpage. You can request a printed copy of our Corporate Governance Guidelines, at no cost, by contacting Investor Relations at 925-949-5100 or 1981 N. Broadway, Suite 385, Walnut Creek, California 94596, attention David Stickney, Vice President Corporate Communications.

After considering the policies set forth in the company’s Corporate Governance Guidelines and the standards for independence adopted by the NYSE described above, the Board determined that, in its judgment, current directors Messrs. Formolo, McCluggage, Mealy, Perez de la Mesa and Scocimara are independent and that Edward D. Horowitz, who served as a director during the last fiscal year from January 1, 2006 until May 22, 2006 was independent. The Board also determined that all members of the audit committee, the nominating and corporate governance committee and the compensation committee are independent. Messrs. Mealy, Perez de la Mesa and Scocimara are the members of the audit committee, Messrs. Perez de la Mesa, Formolo and McCluggage are the members of the compensation committee and Messrs. Mealy, McCluggage and Scocimara are the members of the nominating and corporate governance committee.

When affirmatively determining that Mr. Formolo was independent, the Board considered that Mr. Formolo had a direct ownership interest in CHS Management IV LP, an entity with who we had a management agreement until our initial public offering in February 2005 and to who we paid a management fee. After considering that the management agreement had terminated and that amounts that had been paid under the management agreement were less than the amounts specified in the NYSE independence rules, the board affirmatively determined that Mr. Formolo did not have a direct or indirect material relationship with us.

Compensation of Directors

We pay an annual cash fee of $40,000 to each of our non-employee directors, payable quarterly. In addition, non-employee directors receive $5,000 cash per year for duties as chair of any committee of our Board of Directors.

In addition to cash fees, up until March 2007 we also granted each non-employee director a nonstatutory stock option under our 2005 Stock Plan to purchase that number of shares having an aggregate grant date value equal to $50,000, as computed in accordance with FAS 123R. Such grants were made on the date of our annual meeting of stockholders, without any further action of our Board of Directors. Commencing on the date of our 2007 annual meeting of stockholders and on the date of each annual meeting of stockholders thereafter, each non-employee director will receive as compensation in addition to cash fees and without any further action of our Board of Directors, a number of shares of restricted stock under our 2005 Stock Plan that have an aggregate value equal to $60,000 based on the closing price of our common stock on the NYSE the day before the grant date.

Directors who are our employees are not compensated for their services as directors.

We reimburse our employee and non-employee directors for reasonable travel expenses relating to attendance at our board meetings and participating in director continuing education.

Director Compensation

							Change in
							Pension
	Fees					Non-Equity	Value and
	Earned or					Incentive	Nonqualified
	Paid in		Stock	Option		Plan	Deferred	All Other
	Cash		Awards	Awards(1)		Compensation	Compensation	Compensation	Total(2)
Name	($)		($)	($)		($)	Earnings	($)	($)

Sathiyamurthy Chandramohan(3)
Kumarakulasingam Suriyakumar(3)
Andrew W. Code(4)
Thomas J. Formolo(5)	40,000			50,000	(14)				90,000
Edward D. Horowitz(6)
Dewitt Kerry McCluggage(7)	45,000	(11)		50,000	(14)				95,000
Mark W. Mealy(8)	45,000	(12)		50,000	(14)				95,000
Manuel Perez de la Mesa(9)	45,000	(13)		50,000	(14)				95,000
Eriberto R. Scocimara(10)	40,000			50,000	(14)				90,000

(1)	Reflects options granted under the 2005 Stock Plan, as described above. One-twelfth of the shares included in the options granted to non-employee directors vest monthly from the date of grant.

(2)	Table does not include reimbursement for travel expenses to attend board meetings.

(3)	Except for reimbursement for travel expenses to attend board meetings, Messrs. Chandramohan and Suriyakumar were not compensated for their services as directors.

(4)	Mr. Code resigned from our board effective January 20, 2006. As of December 31, 2006, no options to purchase shares of stock under the 2005 Stock Plan awarded to Mr. Code were outstanding.

(5)	As of December 31, 2006, options to purchase 13,851 shares of stock under the 2005 Stock Plan awarded to Mr. Formolo were outstanding.

(6)	Mr. Horowitz did not stand for re-election to our board at our May 2006 annual meeting of stockholders. As of December 31, 2006, no options to purchase shares of stock under the 2005 Stock Plan awarded to Mr. Horowitz were outstanding.

(7)	As of December 31, 2006, options to purchase 3,997 shares of stock under the 2005 Stock Plan awarded to Mr. McCluggage were outstanding.

(8)	As of December 31, 2006, options to purchase 13,851 shares of stock under the 2005 Stock Plan awarded to Mr. Mealy were outstanding.

(9)	As of December 31, 2006, options to purchase 39,351 shares of stock under the 2005 Stock Plan awarded to Mr. Perez de la Mesa were outstanding.

(10)	As of December 31, 2006, options to purchase 3,997 shares of stock under the 2005 Stock Plan awarded to Mr. Scocimara were outstanding.

(11)	Includes cash compensation of $5,000 for serving as chair of the nominating and corporate governance committee.

(12)	Includes cash compensation of $5,000 for serving as chair of the audit committee.

(13)	Includes cash compensation of $5,000 for serving as chair of the compensation committee.

(14)	Aggregate grant date fair value computed in accordance with FAS 123R.

Director Attendance at Annual Meeting

All of the then members of the Board of Directors who were standing for re-election attended the Company’s 2006 annual meeting of stockholders. Although we do not have a formal policy regarding the attendance by members of the board at such meetings of stockholders, we encourage the members of the board to attend.

Board Meetings

The Company’s Board of Directors held eight board meetings during 2006. In 2006, all incumbent directors of the Company attended at least 75% of the aggregate of the meetings of the board and the committees on which they served.

Board Committees

Currently, the committees of the board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Committee memberships are as follows:

Nominating and
Corporate Governance
Audit Committee	Compensation Committee	Committee

Mark W. Mealy	Manuel Perez de la Mesa	Dewitt Kerry McCluggage
Manuel Perez de la Mesa	Thomas J. Formolo	Mark W. Mealy
Eriberto R. Scocimara	Dewitt Kerry McCluggage	Eriberto R. Scocimara

Audit Committee

The Audit Committee is governed by the Audit Committee Charter, which can be found in the Corporate Governance Section under Investor Relations on our website, http://www.e-arc.com, and is available in print, at no cost, to any stockholder who requests it. The Audit Committee Charter also is attached to this proxy statement as Appendix I. The functions of our Audit Committee are described in the Audit Committee Charter and include, among other things the following: (i) reviewing the adequacy of our system of internal accounting controls; (ii) reviewing the results of the independent registered public accounting firm’s annual audit, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; (iii) reviewing our audited financial statements and discussing the statements with management; (iv) reviewing disclosures by our independent registered public accounting firm concerning relationships with our Company and the performance of our independent registered public accounting firm and annually recommending the independent registered public accounting firm; and (v) preparing such reports or statements as may be required by securities laws. The Audit Committee Charter provides that the Audit Committee shall meet as often as it determines advisable but no less frequently than quarterly.

The members of our Audit Committee are Mark W. Mealy, Manuel Perez de la Mesa and Eriberto R. Scocimara. Our board of directors has determined that all members of our Audit Committee meet the applicable tests for independence and the requirements for financial literacy that are applicable to audit committee members under the rules and regulations of the SEC and NYSE. Our board of directors has determined that Mark W. Mealy is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE, as a result of his substantial familiarity and experience with the use and analysis of financial statements of public companies. For the last 15 years, Mr. Mealy has served in various positions in which he analyzed financial statements in connection with the refinance, recapitalization and restructure of debt and equity securities and the evaluation of mergers and acquisitions. Our board of directors has determined that Manuel Perez de la Mesa also is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE as a result of his education and experience actively supervising a principal financial officer and controller. Our board of directors also has determined that Mr. Scocimara is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE, as a result of his substantial familiarity and experience with the use and analysis of financial statements of public companies. For more than 35 years Mr. Scocimara has served in various positions in which he analyzed financial statements in connection with corporate management, financial consulting, acquisition and development of manufacturing companies, and operational restructuring. Mr. Scocimara has also served as audit committee chair for Roper Industries, Inc., Carlisle Companies Incorporated, and Quaker Fabric Corporation, publicly-owned companies.

The Audit Committee met ten times in 2006.

Compensation Committee

The Compensation Committee is governed by the Compensation Committee Charter, which can be found in the Corporate Governance Section under Investor Relations on our website, http://www.e-arc.com, and is available in print, at no cost, to any stockholder who requests it. The functions of the Compensation Committee are described in the Compensation Committee Charter and include, among other things, evaluating and approving director and officer compensation, benefit and perquisite plans, policies and programs and producing a compensation committee report on executive officer compensation.

The Board has affirmatively determined that all of the members of its compensation committee meet the definition of an independent director as established by the NYSE.

The Compensation Committee met two times in 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which can be found in the Corporate Governance Section under Investor Relations on our website, http://www.e-arc.com, and is available in print, at not cost, to any stockholder who requests it. The functions of the Nominating and Corporate Governance Committee are described in the Nominating and Corporate Governance Committee Charter and include, among other things, identifying individuals qualified to become members of the board, selecting or recommending to the board the nominees to stand for election as directors, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and management.

The Board has affirmatively determined that all of the members of its Nominating and Corporate Governance Committee meet the definition of an independent director as established by the NYSE.

The Nominating and Corporate Governance Committee met three times in 2006.

Stockholder Communications with Directors

Stockholders seeking to communicate with the board should submit their written comments to the Secretary, American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203. The Secretary will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the board, or if applicable, to the individual director(s) named in the correspondence.

ARC reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and ARC also reserves the right to verify ownership status before forwarding stockholder communications to the board.

The Secretary will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other board materials in advance of the next scheduled board meeting.

If a stockholder or other interested person seeks to communicate exclusively with the non-management directors, such communication should be sent directly to the Secretary who will forward any such communication directly to the Chair of the Nominating and Corporate Governance Committee. The Secretary will first consult with and receive the approval of the Chair of the Nominating and Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our board of directors and serve at the discretion of our board of directors. The names, ages and positions of all of our executive officers as of March 30, 2007 are listed below:

Name	Age	Position

Sathiyamurthy Chandramohan	48	Chief Executive Officer; Chairman of the Board of Directors
Kumarakulasingam Suriyakumar	54	President; Chief Operating Officer; Director
Jonathan R. Mather	56	Chief Financial Officer; Secretary
Rahul K. Roy	47	Chief Technology Officer

The following is a brief description of the business experience of each of our executive officers during the past five years and their other affiliations. Biographical information for Mr. Chandramohan and Mr. Suriyakumar is provided above under “Board of Directors.”

Jonathan R. Mather joined American Reprographics Company as its Chief Financial Officer in December 2006. From 2001 to 2006, Mr. Mather was employed at NETGEAR, a manufacturer of computer networking products, as its Executive Vice President and Chief Financial Officer. Before NETGEAR, from July 1995 to March 2001, Mr. Mather worked at Applause Inc., a consumer products company, where he served as President and Chief Executive Officer from 1998 to 2001, as Chief Financial Officer and Chief Operating Officer from 1997 to 1998 and as Chief Financial Officer from 1995 to 1997. From 1985 to 1995, Mr. Mather was at Home Fashions Inc., a consumer products company, where he served as Chief Financial Officer from 1992 to 1995, and as Vice President, Finance of an operating division, Louverdrape, from 1988 to 1992. Prior to that, he spent more than two years at the semiconductor division of Harris Corporation, a communications equipment company, where he served as the Finance Manager of the offshore manufacturing division. He has also worked in public accounting for four years with Coopers & Lybrand (now part of PricewaterhouseCoopers LLP) and for two years with Ernst & Young.

Rahul K. Roy joined Holdings as its Chief Technology Officer in September 2000. Prior to joining our company, Mr. Roy was the Founder, President and Chief Executive Officer of MirrorPlus Technologies, Inc., which developed software for the reprographics industry, from August 1993 until it was acquired by us in 1999. Mr. Roy also served as the Chief Operating Officer of InPrint, a provider of printing, software, duplication, packaging, assembly and distribution services to technology companies, from 1993 until it was acquired by us in 1999.

AUDIT COMMITTEE REPORT AND DISCLOSURES

All of the members of the Audit Committee of the board (the “Audit Committee”) are independent directors as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates pursuant to a written charter adopted by the board.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the board. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2006 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under standards established by the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee has recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Submitted by the members of the Audit Committee of the Company’s Board of Directors.

Mark W. Mealy (Chairman)
Manuel Perez de la Mesa
Eriberto R. Scocimara

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth information, as of March 30, 2007, regarding the beneficial ownership of our common stock by:

•	each person who is known to us to own beneficially more than 5% of our common stock;

•	all directors and Named Executive Officers as a group; and

•	each of our directors and each of our executive officers named in the Summary Compensation Table on page 20.

The table includes all shares of common stock issuable within 60 days of March 30, 2007 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. The applicable percentage of ownership for each stockholder is based on 45,490,468 shares of common stock outstanding as of March 30, 2007, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned were deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except under applicable community property laws or as otherwise indicated in the footnotes to this table, beneficial ownership is direct and the persons named in the table below have sole voting and sole investment control regarding all shares beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

Principal Stockholders:
Micro Device, Inc.	5,684,842	12.5%
Wellington Management Company, LLP(1)	2,976,830	6.5%
75 State Street Boston, MA 02109
Times Square Capital Management, LLC(2)	2,899,714	6.4%
1177 Avenue of the Americas — 39th Floor New York, NY 10036
FMR Corp.(3)	2,728,700	6.0%
82 Devonshire Street Boston, MA 02109
Eagle Asset Management, Inc.(4)	2,409,843	5.3%
880 Carillon Parkway St. Petersburg, FL 33716
Directors and Named Executive Officers:
Sathiyamurthy Chandramohan(5)(6)	7,065,167	15.5%
Kumarakulasingam Suriyakumar(5)(6)(7)	7,714,956	17.0%
1981 N. Broadway, Suite 202 Walnut Creek, CA 94596
Thomas J. Formolo(8)(9)	767,494	1.7%
Mark W. Legg(10)	329,482	**
Jonathan Mather	0	**
Dewitt Kerry McCluggage(11)	3,997	**
Mark W. Mealy(9)(12)	63,851	**
Manuel Perez de la Mesa(13)	59,351	**
Rahul K. Roy(14)	415,253	1.0%
Eriberto R. Scocimara(11)	3,997	**
All directors and Named Executive Officers as a group (ten persons)	10,048,269	21.9%

*	Except as otherwise noted, the address of each person listed in the table is c/o American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203.

**	Less than one percent of the outstanding shares of common stock.

(1)	We have obtained this information concerning the common stock beneficially owned by Wellington Management Company, LLP as of December 31, 2006 based solely on a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2007. According to the Schedule 13G, Wellington Management Company, LLP has shared voting power with respect to 2,632,450 shares and shared dispositive power with respect to 2,976,830.

(2)	We have obtained this information concerning the common stock beneficially owned by Times Square Capital Management, LLC as of December 31, 2006 based solely on a Schedule 13G filed by Times Square Capital Management, LLC on February 9, 2007. According to the Schedule 13G, Times Square Capital Management, LLC has sole voting power with respect to 2,488,814 shares and sole dispositive power with respect to 2,899,714 shares.

(3)	We have obtained this information concerning the common stock beneficially owned by FMR Corp. as of December 31, 2006 based solely on a Schedule 13G filed by FMR Corp. on February 14, 2007. According to the Schedule 13G, FMR Corp. has sole dispositive power with respect to 2,728,700 shares.

(4)	We have obtained this information concerning the common stock beneficially owned by Eagle Asset Management, Inc. as of December 31, 2006 based solely on a Schedule 13G filed by Eagle Asset Management, Inc. on February 8, 2007 under the CIK for American Reprographics Company, L.L.C. but stating in the

Schedule 13G that it was reporting ownership of our common stock. According to the Schedule 13G, Eagle Asset Management, Inc. has sole voting power and sole dispositive power with respect to 2,409,843 shares.

(5)	Includes 5,684,842 shares held by Micro Device, Inc. As Messrs. Chandramohan and Suriyakumar have ownership interests of 56% and 44%, respectively, in Micro Device, Inc. and serve on its board of directors, each could be deemed to have beneficial ownership of all these shares. Messrs. Chandramohan and Suriyakumar each disclaim beneficial ownership of these shares except to the extent of each of their pecuniary interests therein.

(6)	Includes 690,437 shares held by Dieterich Post Company. As Messrs. Chandramohan and Suriyakumar have ownership interests of 47.6% and 37.4%, respectively, in Dieterich Post Company and serve on its board of directors, each could be deemed to have beneficial ownership of all these shares. Messrs. Chandramohan and Suriyakumar each disclaim beneficial ownership of these shares except to the extent of each of their pecuniary interests therein.

(7)	Includes 701,693 shares held by the Suriyakumar Family Trust. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares.

(8)	Includes 745,643 shares held by CHS Management IV LP. Thomas J. Formolo is a member of the investment committee of Code Hennessy & Simmons LLC, the general partner of CHS Management IV LP. Mr. Formolo may be deemed to beneficially own the shares owned by CHS Management IV LP, but disclaims beneficial ownership of shares in which he does not have a pecuniary interest.

(9)	Includes 13,851 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 30, 2007.

(10)	Includes 3,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 30, 2007. Includes 326,482 shares held by the Legg Family Trust. Mr. Legg and his spouse, as trustees of the Legg Family Trust, share voting and investment power over these shares.

(11)	Includes 3,997 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 30, 2007.

(12)	Includes 50,000 shares held by Eastover Group LLC. Mr. Mealy has controlling voting and investment power over these shares.

(13)	Includes 39,351 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 30, 2007. Also includes 6,000 shares held by Mr. Perez’s children.

(14)	Includes 387,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 30, 2007. Includes 28,253 shares which remain subject to a reacquisition option in favor of the company for failure to satisfactorily maintain and enhance our Sub-Hub software product, which reacquisition option lapses on November 10, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006 regarding all compensation plans previously approved by our security holders and all compensations plans not previously approved by our security holders.

	(a)		(b)	(c)
				Number of Securities
				Remaining Available for Future
	Number of Securities to		Weighted-Average	Issuance Under Equity
	be Issued Upon Exercise		Exercise Price of	Compensation Plans
	of Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders
• 2005 Stock Plan	1,683,600	(1)	$14.69	2,903,230	(2)
• 2005 Employee Stock Purchase Plan	9,032		$32.06	378,907
Equity compensation plans not approved by stockholders	—		$—	—

Total	1,692,632		$—	3,282,137

(1)	Represents outstanding options granted under the 2005 Stock Plan to acquire common stock.

(2)	The total shares of common stock currently reserved and authorized for issuance under the 2005 Stock Plan equals 5,000,000 shares of common stock. This authorization automatically increases annually on the first day of our fiscal year, through and including 2010, by the lesser of (i) 1.0% of the outstanding shares on the date of the increase; (ii) 300,000 shares; or (iii) such smaller number of shares determined by our board of directors. The board may elect to increase, with stockholder approval, or reduce the number of additional shares authorized in any given year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The compensation committee of the Board of Directors (“Compensation Committee”), which is comprised solely of independent directors, administers the company’s stock plan and reviews and makes recommendations to the Board of Directors regarding compensation and benefits of executive officers. After consideration of the Compensation Committee’s recommendations, the entire board of directors reviews and approves the salaries, bonuses and benefit programs for the company’s executive officers. The Compensation Committee has the authority to engage the services of outside consultants to assist it. Additionally, the Compensation Committee relies upon data, analysis and recommendations from the Chief Executive Officer.

Executive Compensation Philosophy

Our executive compensation program is designed to attract, retain and motivate our executive officers in a manner that is tied directly to achievement of our overall operating and financial goals, and in turn increase our overall equity value. We believe it is in the best interests of our stockholders and our executive officers that our compensation program, and each of its elements, be easy to calculate. We intend that this simplicity reduce the time and cost involved in setting and implementing our compensation policies and calculating payments under such policies, and increase the transparency of our compensation policies. With this in mind, our compensation program provides our executive officers with the incentive to increase our revenues and earnings per share, and allows us a framework for measuring and rewarding such performance.

Specifically, our executive compensation program for 2006 consisted of three primary elements: base salary, annual incentive bonuses (which are discussed more specifically below, and are disclosed in the Summary Compensation Table), and stock options granted to our Chief Financial Officer and our Chief Technology Officer

(but not to our Chief Executive Officer or to our President and Chief Operating Officer, who are our founders and substantial stockholders of the company).

Our Compensation Committee has not adopted any formal policy for allocating compensation between long-term and short-term, between cash and non-cash, or among different forms of non-cash compensation.

Objectives

The company’s compensation objective is to link compensation to continuous improvements in corporate performance and increases in stockholder value. As an employee’s level of responsibility increases so does the percentage of compensation that is based upon this objective. The company’s executive compensation program goals include the following:

•	To establish pay levels that attract, retain and motivate highly qualified executive officers while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;

•	To align executive officer remuneration with the interests of the stockholders;

•	To recognize superior individual performance;

•	To balance base and incentive compensation to complement the company’s annual and longer term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance;

•	To provide compensation opportunities based on the company’s performance; and

•	To encourage equity participation by executive officers.

The Compensation Committee believes these goals apply equally to the company’s non-executive senior management, and has established that annual incentive bonuses and stock option grants be included as fundamental elements of senior management compensation.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by similarly sized companies for similar positions. Prior to entering into employment agreements with our executive officers in February 2005, under which their base salaries were established, our then governing board of advisors (prior to our reorganization as a Delaware corporation), which consisted of our Chief Executive Officer, Mr. Chandramohan, our President and Chief Operating Officer, Mr. Suriyakumar, and Andrew W. Code, Thomas J. Formolo and Marcus J. George of Code Hennessy & Simmons LLC, engaged a prominent compensation consulting firm to provide competitive compensation benchmarking data regarding base salary, annual incentive bonuses, long-term incentive compensation, and other elements of executive remuneration for each of our executive officer positions, and recommendations for contracts between us and our executive officers.

The surveys conducted by the compensation consultant of chief executive officers, presidents and chief operating officers, chief financial officers, and chief technology officers included companies with annual revenues between $300 million and $600 million, with median revenue of approximately $425-450 million for the survey samples, by position, which approximated our net revenues for the fiscal year ended December 31, 2004.

Based on the survey data and recommendations of our compensation consultant, we entered into employment agreements with three-year initial terms with each of our executive officers setting their base salaries within approximately 10% of the salaries proposed in our compensation consultant’s report for our Chief Executive Officer, President and Chief Operating Officer, and Chief Technology Officer, and just below the median chief financial officer base salary identified in the survey data.

We have not adjusted the base salaries for our Chief Executive Officer, President and Chief Operating Officer, or Chief Technology Officer since entering into the February 2005 employment agreements with them, which agreements fixed their base salaries for three years. In connection with the hiring of a new Chief Financial Officer in December 2006, we entered into an employment agreement with a three-year initial term that sets our Chief Financial Officer’s base salary. In determining the base salary, we considered the growth in our current revenues since the date of our compensation consultant’s report, as well as current market competitive factors.

Annual Incentive Bonus.  We utilize annual bonuses payable in cash or, at an executive officer’s election, in shares of our common stock, to focus corporate behavior on achievement of goals for improved financial performance, and achievement of specific annual objectives. Our annual incentive bonuses, as opposed to our stock option and restricted stock grants described below, are designed to immediately reward our executive officers for their performance during the most recent fiscal year. We believe that the immediacy of these annual bonuses, in contrast to equity grants vesting over greater time, provides significant incentive to our executive officers to drive the company’s financial performance and meet their respective individual objectives. We believe our annual incentive bonuses are an important motivating factor for our executive officers, in addition to being a significant factor in attracting and retaining our executive officers.

We adopted the recommendation of our compensation consultant to base the annual incentive bonuses for Messrs. Chandramohan and Suriyakumar solely on year-over-year growth of our pre-tax earnings per share on a fully-diluted basis (“EPS”). Pursuant to our employment agreements with these executive officers, they are entitled to receive an incentive bonus in an amount equal to $60,000 for each full percentage point by which our EPS for the fiscal year exceeds by more than 10% the EPS for the immediately preceding fiscal year, after taking into account the amounts of the incentive bonuses earned by both of them.

Thus, for example, if the EPS for an immediately preceding fiscal year was $1.00, an incentive bonus of $60,000 would be due to our Chief Executive Officer and to our President/Chief Operating Officer for the succeeding fiscal year if the EPS that year exceeds $1.11, but is less than $1.12. Under their employment agreements, Messrs. Chandramohan and Suriyakumar can elect to receive such incentive bonus in cash or in shares of our common stock.

Notwithstanding our annual incentive bonus agreements with our Chief Executive Officer and our President/Chief Operating Officer, given the significant expected savings to the company resulting from the financial restructuring of our debt in December 2005, the company and Messrs. Chandramohan and Suriyakumar agreed that annual incentive bonuses that would have been earned by them for our fiscal year ended December 31, 2006, and payable during our fiscal year ending December 31, 2007, will be waived given that our reduced interest costs would have resulted in incentive bonuses greater than originally contemplated.

As recommended by our compensation consultant, and by contrast to the annual incentive bonuses available to our Chief Executive Officer and our President/Chief Operating Officer, our Chief Financial Officer and Chief Technology Officer are eligible to earn annual incentive bonuses by successfully completing individual performance criteria during the fiscal year. These goal-oriented awards are intended to be responsive to changing internal and external business conditions and objectives from year to year. Accordingly, each year objectives are established for these executive officers against which their actual performance is subsequently measured at year-end.

The objectives for our Chief Technology Officer are determined jointly by our Chief Executive Officer and our President/Chief Operating Officer annually. These objectives include critical technology initiatives and enhancements to our suite of reprographics technology products. Our Chief Executive Officer annually identifies performance objectives for our Chief Financial Officer that relate to Sarbanes-Oxley Act compliance, internal auditing, corporate budgets, financial reporting systems, and our financial performance. Our Compensation Committee annually reviews and approves the performance objectives proposed for these executive officers, and approves any annual incentive bonus payments to them.

2005 Stock Plan.  We believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture, and closely align the interests of our executive officers and our stockholders. We seek to create an environment where employees have a vested interest in the performance of the company’s stock.

Our Chief Financial Officer, Chief Technology Officer, and all management-level employees are eligible to receive stock options pursuant to the American Reprographics Company 2005 Stock Plan (“2005 Stock Plan”). The individual option grant levels for all employees in 2006 were based on each respective employee’s scope of responsibility. Our Compensation Committee has reviewed other forms of long-term equity compensation. Considering the impact of alignment with stockholder interests, accounting costs, perceived value, and cash cost to the company, the Compensation Committee believes that long-term equity incentive primarily in the form of stock options is the best alternative.

Stock options granted in 2006, other than options granted to Mr. Mather, generally vest at the rate of 20% annually over five years or 25% annually over four years. The stock option granted to Mr. Mather vests at the rate of 25% upon the first anniversary of his employment and 1/48th monthly thereafter. We have designed our vesting schedules to encourage stock ownership by our employees and as a means of motivating and retaining them. Nevertheless, there are no specific guidelines regarding employee ownership of the company’s stock. Our current practice is to grant stock options at the first Compensation Committee meeting of the year, which is normally held in February.

The stock options granted in 2006 were incentive stock options, except for options granted to Mr. Mather. The stock options granted in 2006 to Mr. Mather, and all stock options the Compensation Committee intends to grant in 2007, are nonstatutory stock options.

Restricted Stock Awards.  In addition to stock options, the 2005 Stock Plan authorizes us to grant restricted shares of our stock. We believe such a grant of restricted stock rewards exceptional performance that drives significant business objectives and is consistent with our executive compensation philosophy. Our Compensation Committee determines the performance-based conditions for an award of restricted stock, and the conditions for vesting of restricted shares, as it determines to be appropriate.

To date, the only restricted stock award we have made was to our Chief Technology Officer, Rahul K. Roy, in connection with the successful development of our Sub-Hub software product, as more fully described in the “Executive Compensation” section below.

Employee Stock Purchase Plan.  We offer all of our employees, including our executive officers, the opportunity to purchase our common stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, employees may elect to purchase annually, at a five percent discount (applied to the closing price of our common stock on the NYSE on the date of purchase(s)) up to the lesser of (a) 400 shares of our common stock, or (b) that number of shares of our common stock having an aggregate fair market value of $25,000.

Other Compensation.  Our executive officers are entitled to participate in our health, life and disability insurance plans, and our 401(k) plan to the same extent that our other employees are entitled to participate. Our employment agreements with Messrs. Chandramohan, Suriyakumar, Legg and Roy also provide for payment of certain perquisites, including without limitation, automobile leasing and club membership dues.

We have no current plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth therein) or levels of benefits provided thereunder.

Change in Control and Severance Arrangements.  We grant change in control and severance arrangements to our executive officers, as we believe that granting these arrangements to our executive officers is an important element in retaining such employees, and that such arrangements are elements of competitive market compensation, given information furnished by our compensation consultant. Currently, Messrs. Chandramohan, Suriyakumar, Roy, our current Chief Financial Officer, Jonathan R. Mather, and our former Chief Financial Officer, Mark W. Legg, have change in control and severance arrangements, which are described in the “Employment Contracts, Termination of Employment and Change in Control Arrangements” section below.

Summary.  After its review of all existing programs, consideration of current market and competitive conditions, and alignment with the company’s overall compensation objectives and philosophy, our Compensation Committee believes that the total compensation program for our executive officers is focused on increasing value for stockholders and enhancing the company’s performance. The Compensation Committee currently believes that a significant portion of compensation of executive officers is properly tied to stock appreciation or stockholder value through stock options and annual incentive bonus measures. Our Compensation Committee believes that our executive compensation levels are competitive with the compensation programs offered by other corporations with which we compete for executive talent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based upon such review and discussions, the Compensation Committee has recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Manuel Perez de la Mesa
Dewitt Kerry McCluggage
Thomas J. Formolo

Executive Compensation- Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2006 by our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer, and our additional two executive officers who were employed by us as of December 31, 2006.

Summary Compensation Table

											Change in
											Pension
											Value and
											Non-Qualified
									Non-Equity		Deferred
					Stock		Option		Incentive Plan		Compensation	All Other
		Salary		Bonus	Awards		Awards(2)		Compensation		Earnings	Compensation		Total
Name and Principal Position(1)	Year	($)		($)	($)		($)		($)		($)	($)		($)

Sathiyamurthy Chandramohan,	2006	650,000		(3)										650,000
Chief Executive Officer
Jonathan R. Mather,	2006	27,692	(5)				1,888,500	(6)						1,916,192
Chief Financial Officer(4)
Kumarakulasingam Suriyakumar,	2006	650,000		(7)										650,000
President & Chief Operating Officer
Rahul K. Roy,	2006	400,000			1,000,000	(8)	147,150		300,000	(9)		18,291	(10)	1,865,441
Chief Technology Officer
Mark W. Legg,	2006	250,000					147,150		100,000	(12)		22,924	(13)	520,074
former Chief Financial Officer(11)

(1)	In addition to our principal executive officer, our principal financial officer, and our former principal financial officer, our only other “executive officers” (as defined in Rule 3b-7 of the Exchange Act) were our President/Chief Operating Officer, Mr. Suriyakumar, and our Chief Technology Officer, Mr. Roy.

(2)	The amounts were computed in accordance with FAS 123R.

(3)	Given the significant expected savings to the company resulting from the financial restructuring of our debt in December 2005, the company and Mr. Chandramohan agreed that the annual incentive bonus that would have been earned by him for the year ended December 31, 2006 based on year-over-year growth of our EPS will be waived because our reduced interest costs would have resulted in an incentive bonus to Mr. Chandramohan greater than originally contemplated.

(4)	Mr. Mather commenced employment with us December 4, 2006.

(5)	Mr. Mather’s annual base salary is $360,000.

(6)	Mr. Mather was granted an option to purchase 150,000 shares of our common stock under the 2005 Stock Plan, at an exercise price equal to $33.10 — the closing price of our common stock on the NYSE on his first day of employment.

(7)	Given the significant expected savings to the company resulting from the financial restructuring of our debt in December 2005, the company and Mr. Suriyakumar agreed that the annual incentive bonus that would have been earned by him for the year ended December 31, 2006 based on year-over-year growth of our EPS will be waived because our reduced interest costs would have resulted in an incentive bonus to Mr. Suriyakumar greater than originally contemplated.

(8)	Pursuant to a December 7, 2004 Agreement to Grant Stock with Mr. Roy, we granted him 28,253 restricted shares of our common stock with an aggregate value of $1,000,000 upon successful completion of software for our Sub-Hub product. As of November 10, 2006, such software had been completed pursuant to our specifications, and Mr. Roy was granted 28,253 shares (determined by the average NYSE closing price for the 10 days immediately preceding the fifth day prior to grant). Such shares remain subject to a reacquisition option in favor of the company for failure to satisfactorily maintain and enhance our Sub-Hub software product, which reacquisition option lapses on November 10, 2011.

(9)	Annual incentive bonus earned by Mr. Roy for completing specific deliverables related to our suite of reprographics technology during the year ended December 31, 2006.

(10)	Consists of club membership dues of $2,448, auto lease payments of $13,308, $1,632 401(k) matching contribution, and life insurance premiums of $903.

(11)	Mr. Legg resigned as our Chief Financial Officer effective December 4, 2006.

(12)	Includes $100,000 incentive bonus for meeting objectives during the year ended December 31, 2006, pursuant to Mr. Legg’s employment agreement related to Sarbanes-Oxley Section 404 compliance, completion of an internal audit plan, and the company’s cash flow from operations.

(13)	Consists of club membership dues of $6,924, auto lease payments of $13,269, $1,975 401(k) matching contribution, and life insurance premiums of $756.

Grants of Plan-Based Awards

All plan-based stock option awards granted to our executive officers in our fiscal year ended December 31, 2006, except the award granted to Mr. Mather, were incentive stock options, to the extent permissible under the Internal Revenue Code. Pursuant to the 2005 Stock Plan, the exercise price per share of each such option granted to our executive officers (other than Mr. Mather) was based upon the closing sales price for our common stock as quoted on the NYSE on the last trading day prior to the date of grant. Pursuant to Mr. Mather’s employment agreement, the exercise price per share of his option is equal to the closing price of our common stock on the NYSE on December 4, 2006, the date Mr. Mather’s employment commenced.

Pursuant to our Agreement to Grant Stock with Mr. Roy, we granted him restricted shares of our common stock with an aggregate value of $1,000,000, based upon the average NYSE closing price for the 10 trading days immediately preceding the fifth trading day prior to the November 10, 2006 grant.

All plan-based awards were granted under the 2005 Stock Plan.

Grants of Plan-Based Awards

									All Other		All Other
									Stock		Option
									Awards;		Awards;		Exercise
									Number		Number of		or Base
									of Shares		Securities		Price of	Market
									of Stock		underlying		Option	Price on
	Grant		Estimated Future Payouts under			Estimated Future Payouts under			or Units		Options		Awards	Grant
Name	Date		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			(#)		(#)		($/Sh)	Date(1)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)

Sathiuamurthy Chandramohan
Jonathan R. Mather	12/4/06	(2)									150,000		33.10	33.10
Kumarakulasingam Suriyakumar
Rahul K. Roy	2/21/06										15,000	(3)	25.95	26.00
	11/10/06								28,253	(4)				32.25	(5)
Mark W. Legg	2/21/06										15,000	(3)	25.95	26.00

(1)	Under the 2005 Stock Plan in effect on December 31, 2006, the exercise price for an option grant is the NYSE closing price of our common stock on the last market trading day before the grant date.

(2)	Pursuant to Mr. Mather’s December 4, 2006 employment agreement, we granted him an option to purchase 150,000 shares of our common stock under the 2005 Stock Plan, at an exercise price equal to $33.10. The option vests at the rate of 25% upon the first anniversary of his employment and 1/48th each month thereafter.

(3)	Option vests 20% annually over 5 years.

(4)	An Agreement to Grant Stock dated December 7, 2004 with Mr. Roy provided that we would grant Mr. Roy restricted shares of our common stock with an aggregate value of $1,000,000 upon successful completion of software for our Sub-Hub product. As of November 10, 2006, such software had been completed pursuant to our specifications. Pursuant to the Agreement to Grant Stock dated December 7, 2004, we granted Mr. Roy 28,253 restricted shares of our common stock at a price of $32.25 per share, which was the average NYSE closing price for our common stock during the 10 days immediately preceding the fifth day prior to the grant date. Such restricted shares remain subject to a reacquisition option in favor of the company for failure to satisfactorily maintain and enhance our Sub-Hub software product, which reacquisition option lapses on November 10, 2011.

(5)	Granted November 10, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2006, including the value of the stock awards.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
				Equity						Awards;	Payout
				Incentive						Number of	Value of
				Plan Awards;					Market	Unearned	Unearned
	Number of	Number of		Number of			Number of		Value of	Shares,	Shares,
	Securities	Securities		Securities			Shares or		Shares or	Units or	Units or
	Underlying	Underlying		Underlying			Units of		Units of	Other	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)

Sathiyamurthy Chandramohan
Jonathan R. Mather		150,000	(1)		33.10	12/4/2016
Kumarakulasingam Suriyakumar
Rahul K. Roy	24,000				4.88	1/2/2011	28,253	(2)	941,107
	80,000	20,000	(3)		5.25	5/10/2012
	300,000				5.25	5/10/2012
	40,000	60,000	(3)		5.85	5/30/2014
		15,000	(3)		25.95	2/21/2016
Mark W. Legg		15,000	(3)		25.95	2/21/2016

(1)	The option vests at the rate of 25% upon the first anniversary of his employment and 1/48th each month thereafter.

(2)	Restricted shares remain subject to a reacquisition option in favor of the company for failure to satisfactorily maintain and enhance our Sub-Hub software product, which reacquisition option lapses on November 10, 2011.

(3)	Option vests 20% annually over 5 years.

Option Exercises and Stock Vested at Fiscal Year-End

The following table presents certain information concerning the exercise of options by each of the named executive officers during the fiscal year ended December 31, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Sathiyamurthy Chandramohan
Jonathan R. Mather
Kumarakulasingam Suriyakumar
Rahul K. Roy	200,000	5,924,540
Mark W. Legg	15,000	370,098

Pension Benefits

None of our executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Contracts, Termination of Employment and Change in Control Arrangements

On February 3, 2005, we entered into employment agreements with Messrs. Chandramohan, Suriyakumar, Roy and Legg, and on December 4, 2006, we entered into an employment agreement with Mr. Legg’s successor, Mr. Mather. Each of these employment agreements includes an initial three-year term and automatic year-to-year renewal thereafter, subject to notice of non-renewal by the Company or the executive officer. Mr. Legg voluntarily terminated his employment agreement as of February 28, 2007.

Bonus provisions under the employment agreements are described in the “Annual Incentive Bonus” section above. The employment agreements also provide for payment of group medical, disability and life insurance premiums for our executive officers and their eligible dependents. In addition, the employment agreements with Messrs. Chandramohan, Suriyakumar, Roy and Legg provide for payment of certain perquisites, including without limitation, automobile leasing and club membership dues. Our employment agreement with Mr. Mather provides for the grant of an option to purchase 150,000 shares of our common stock at an exercise price of $33.10 per share (the closing price of our common stock on the NYSE on December 4, 2006, the date Mr. Mather’s employment commenced).

Change in Control and Severance Arrangements.  The employment agreements between us and Messrs. Chandramohan, Suriyakumar, Roy and Mather each include change in control and severance arrangements, which provide as follows:

•	For each of Messrs. Chandramohan and Suriyakumar, if terminated without cause or employment terminates for “good reason” (as discussed below), each is entitled to receive: (a) his base salary through the February 3, 2008 expiration of the employment agreement term; (b) continued payment of premiums for him and his eligible dependants to remain covered by our group medical insurance programs, until the earlier of (i) medical insurance coverage being available through another employer, (ii) termination of eligibility for his children under our policies and applicable laws, or (iii) qualification of him and his spouse, in each instance, for Medicare coverage; (c) continued payment of employer-paid benefits, including without limitation, the lease of automobiles, through the February 3, 2008 expiration of the employment agreement term; and (d) immediate vesting of any unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2006, payment of all the foregoing in connection with termination of Mr. Chandramohan employment without cause or for good reason would have totaled approximately $729,426, and payment of all of the foregoing in connection with termination of Mr. Suriyakumar’s employment without cause or for good reason would have totaled approximately $724,486. Neither Mr. Chandramohan nor Mr. Suriyakumar had any unvested stock options, restricted stock or similar rights as of December 31, 2006.

•	For Mr. Roy, if terminated without cause or employment terminates for “good reason” (as discussed below), he is entitled to receive: (a) his then base salary through the February 3, 2008 expiration of the employment agreement term, provided that in the event such termination occurs for good reason because of a change of control, such payment of base salary shall continue for the greater of (i) the then remaining term of the agreement, or (ii) twelve months; (b) continued payment of premiums for him and his eligible dependants to remain covered by our group medical insurance programs for the period in which he is entitled to continue to receive his base salary; (c) continued payment of employer-paid benefits, including without limitation, automobile leasing, for the period in which he is entitled to continue to receive his base salary; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2006, payment of all the foregoing in connection with termination of Mr. Roy’s employment without cause or for good reason would have totaled approximately $470,857. Accelerated vesting of Mr. Roy’s outstanding stock options would have resulted in vesting of 123,253 shares of common stock subject to unvested options as of December 31, 2006, with an aggregate fair market value of $4,105,557 based on the NYSE closing price on the last trading day most recently preceding that date.

•	For Mr. Mather, if terminated without cause or employment terminates for “good reason” (as discussed below), he is entitled to receive: (a) his base salary for nine months following the effective date of termination; (b) continued payment of premiums for Mr. Mather and his eligible dependants to remain covered by our group medical insurance programs for nine months following the effective date of termination; (c) in the event the effective date of termination occurs before the December 4, 2007 first anniversary of Mr. Mather’s commencement of employment with us, accelerated vesting of all stock options, restricted stock or similar rights granted to Mr. Mather that would have vested as of the first anniversary of his employment; (d) in the event the effective date of termination occurs after December 4, 2007, immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination; and (e) a pro-rated incentive bonus based on the number of days Mr. Mather is employed with us during the fiscal year in which his employment is terminated. As of December 31, 2006, payment of all of the foregoing in connection with termination of Mr. Mather’s employment without cause or for good reason would have totaled approximately $300,051. Accelerated vesting of outstanding stock options that would have been vested as of the December 4, 2007 first anniversary of Mr. Mather’s employment with us but for his termination without cause or for good reason before that date would result in vesting of 37,500 shares of common stock subject to unvested options as of December 31, 2006, with an aggregate fair market value of $1,249,125 based on the NYSE closing price on the last trading day most recently preceding that date.

The severance payments and benefits described above are only payable if the executive officer executes and delivers to us an agreement releasing us and our related parties for all claims and liabilities that the executive officer may have against us and our related parties.

Under each of our employment agreements with Messrs. Chandramohan, Suriyakumar, Roy, and Mather, cause is defined to include a willful refusal to perform the duties set forth in the agreement or as delegated to him (subject to a 30-day cure period following written notice in each case), gross negligence, self dealing or willful misconduct injurious to the company, fraud or misappropriation of our business and assets, habitual insobriety or use of illegal drugs, any felony conviction or guilty plea that harms the reputation or business of the company, or material breach of the employment agreement or material policy of ours that is not cured within 30 days of written notice.

Each employment agreement with Messrs. Chandramohan, Suriyakumar, Roy, and Mather provides that termination of employment by the executive officer for good reason means a material change in his respective duties and responsibilities set forth in the employment agreement, without his written consent, a reduction in his compensation, other than as expressly provided in the employment agreement, a material breach by the company of any other material terms of the employment agreement, or a change of control, as a result of which he is not offered the same or comparable position in the surviving company, or 12 months after accepting such position, he is terminated without cause, or he terminates his employment for good reason, as provided in the employment agreement. In addition, under Mr. Mather’s agreement, termination for good reason includes a termination resulting from relocation of his principal office to a site greater than 50 miles from Glendale, California.

Under each employment agreement between us and Messrs. Chandramohan, Suriyakumar, Roy, and Mather, a change of control means: (a) our being merged with any other corporation, as a result of which we are not the surviving company or our shares are not exchanged for or converted into more than 50% of the voting securities of the merged company; (b) our sale or transfer of all or substantially all of our assets; or (c) any third party becoming the beneficial owner in one transaction or a series of transactions within 12 months, of at least 50% of our voting securities.

Proprietary Information and Invention Assignment Agreements.  Each of our executive officer’s employment agreements also includes customary covenants with respect to proprietary information and inventions. Among other things, the agreements obligate each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, subject to an exception under the California Labor Code, to assign to us any inventions conceived or developed during the course of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee from January 2006 until May 2006 were Messrs. Perez de la Mesa, McCluggage and Horowitz. In May 2006, Mr. Formolo replaced Mr. Horowitz on the Compensation Committee.

During the year ended December 31, 2006, no executive officer of the company served as a director, or as a member of any compensation committee, of any other for-profit entity that had an executive officer that served on the Board of Directors or Compensation Committee of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors, executive officers, five percent beneficial owners and their affiliates have engaged in transactions with us in the ordinary course of business. We believe these transactions involved terms comparable to terms that would be obtained from an unaffiliated third party at the times the transactions were consummated. The following is a description of these transactions during our fiscal year ended December 31, 2006.

Related Party Leases and Purchases

During our fiscal year ended December 31, 2006, we were a party to leases with entities owned by our Chief Executive Officer, Mr. Chandramohan, and our President/Chief Operating Officer, Mr. Suriyakumar, for eight of our facilities located in Los Angeles, California, San Jose, California, Irvine, California, Sacramento, California, Oakland, California, Gaithersburg, Maryland, Costa Mesa, California and Monterey Park, California. These facilities are leased to us under written lease agreements between us and our subsidiaries, Sumo Holdings LA, LLC, Sumo Holdings San Jose, LLC, Sumo Holdings Irvine, LLC, Sumo Holdings Sacramento, LLC (for both Sacramento and Oakland, California facilities), Sumo Holdings Maryland, LLC, Sumo Holdings Costa Mesa, LLC, and Dieterich-Post Company, respectively.

Messrs. Chandramohan and Suriyakumar are the only members of each of these limited liability companies, and collectively own 85% of the outstanding shares of Dieterich-Post Company.

Under these leases, we paid these entities rent in the aggregate amount of $1,583,328 in 2006. We were also obligated to reimburse these entities for certain real property taxes and the actual costs incurred by these entities for insurance and maintenance on a triple net basis.

The eight leases described above expire between March 31, 2009 and July 31, 2019.

We sold certain products and services to Thomas Reprographics, Inc., Albinson Reprographics, LLC and Thomas Reprographics of Florida, LLC. Billy E. Thomas owns 69% of Thomas Reprographics Inc., 33.3% of Albinson Reprographics, LLC and 33.3% of Thomas Reprographics of Florida, LLC. Billy E. Thomas beneficial owned more than five percent of our common stock until May 17, 2006. These three companies purchased products and services from us of approximately $257,610 during the year ended December 31, 2006.

Consulting Agreement

On February 28, 2007, we entered into a written consulting agreement with Legg Consulting LLC, which is controlled by our former Chief Financial Officer, Mark Legg, effective March 1, 2007 upon Mr. Legg’s resignation as our full-time employee. The term of the consulting agreement is one year.

Pursuant to the consulting agreement, Mr. Legg will provide us professional services related to merger and acquisition strategic planning and due diligence, transition assistance to our current Chief Financial Officer, pending accounting matters, and such other matters as we may request. We will pay Legg Consulting LLC the sum of $24,250 per month during the term of the agreement.

Policies and Procedures Regarding Related Persons Transactions

The real property leases described above were originally entered into by us between November 17, 1997 and September 23, 2003. Our Board of Directors determined that as of the February 2005 closing of our initial public offering, we would not enter into any arrangements to lease any additional facilities from Messrs. Chandramohan and Suriyakumar or their affiliates, or from any other related persons. Our Board of Directors requires that any extensions of the existing real property leases will not be approved if the proposed base rent exceeds the then-existing fair market rate in the applicable geographic market. Our Chief Financial Officer reviews relevant market data to ensure that lease term base rent for any extension term does not exceed the fair market rate and is authorized to consult with and retain the services of professionals, as necessary, to determine prevailing market rental rates.

In addition to these guidelines regarding real property leasing, written guidelines adopted by our Board of Directors require that the Board review and approve any proposed transaction with any principal stockholder, director, or executive officer, including their affiliates and other related persons. Pursuant to these guidelines, our Board of Directors reviewed and approved the compensation under the consulting agreement with Legg Consulting LLC described above.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that provide indemnification under certain circumstances for acts and omissions that may not be covered by any directors’ and officers’ liability insurance. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain officers’ and directors’ insurance if available on reasonable terms.

Registration Rights Agreement

On April 10, 2000, we entered into a registration rights agreement with Messrs. Chandramohan and Suriyakumar, and with certain other holders of our common stock and holders of warrants to purchase our common stock, including entities affiliated with our director, Mr. Formolo, and our former director, Mr. Code, which registration rights agreement was amended as of December 29, 2004. As of March 30, 2007, holders of 9,150,487 shares of common stock are entitled to certain rights with respect to the registration of such shares under the Securities Act. These registration rights are described below.

Demand Registrations.  At any time following six months after the February 9, 2005 closing of our initial public offering, the holders of a majority of the registrable securities held by ARC Acquisition Co., L.L.C., an entity affiliated with our director, Mr. Formolo, and our former director, Mr. Code, and the holders of a majority of the registrable securities held by Messrs. Chandramohan and Suriyakumar (or entities in which they control a majority of the voting shares) each are entitled (as a group) to request up to two registrations on Form S-1 or similar long-form registration statements, respectively, and two short-form registrations on Form S-2, S-3 or any similar short-form registration statements, respectively. The holders of a majority of all other registrable securities under the registration rights agreement are entitled to request one short-form registration.

Piggyback Rights.  The holders of registrable securities other than those originally requesting registration pursuant to a demand registration can request to participate in, or “piggyback” on, any demand registration.

Piggyback Registrations.  If we propose to register any of our equity securities under the Securities Act (other than pursuant to a demand registration of registrable securities or a registration on Form S-4 or Form S-8) for us or for holders of securities other than the registrable securities, we will offer the holders of registrable securities the opportunity to register their registrable securities.

Conditions and Limitations; Expenses.  The registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We will pay the registration expenses of the holders of registrable securities in demand registrations and piggyback registrations in connection with the registration rights agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and certain officers of the company and persons who own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of ARC’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish us with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and ARC is required to disclose in this report any late filings or failures to file.

Based solely on our review of copies of the Section 16(a) reports received or written representations from such officers, directors and more than ten percent stockholders, we believe that all Section 16(a) filings applicable to our officers, directors and more than ten percent stockholders were complied with during the fiscal year ended December 31, 2006, except for the following: (i) Jonathan R. Mather, our Chief Financial Officer, filed a Form 5 on February 21, 2007 which included the late reporting of a stock option grant effective December 4, 2006; (ii) Rahul K. Roy, our Chief Technology Officer, filed a Form 5 on February 14, 2007, which included the late reporting of the grant of a stock option on February 21, 2006 and filed a Form 5 amendment on February 26, 2007 which included the late reporting of a grant of restricted shares on November 10, 2006, (iii) Mark W. Legg, our former Chief Financial Officer, filed a Form 5 on February 14, 2007, which included the late reporting of the grant of a stock option on February 21, 2006, and (iv) Billy E. Thomas, who owned greater than ten percent of our stock until April 11, 2005, filed a Form 4 on April 19, 2006, which included the late reporting of a disposition of stock that brought his ownership to less than ten percent.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

PricewaterhouseCoopers LLP audited ARC’s annual financial statements for the fiscal year ended December 31, 2006. The Audit Committee has appointed PricewaterhouseCoopers LLP to be ARC’s independent auditors for the fiscal year ending December 31, 2007. The stockholders are asked to ratify this appointment at the annual meeting. A representative of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Auditor Fees

A summary of the services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 are as follows (in thousands):

	2005	2006

Audit fees(a)	$780	$1,690
Audit related fees(b)	43	203
Tax fees(c)	56	—
All other fees(d)	—	2

	$879	$1,895

(a)	Consists of aggregate fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements for each of the fiscal years ended December 31, 2006 and December 31, 2005, reviews of financial statements in the company’s quarterly reports on Form 10-Q for each of the fiscal years ended December 31, 2005 and December 31, 2006.

(b)	Consists of aggregate fees billed or expected to be billed for assurance and related services reasonably related to the performance of the audit or review of the company’s financial statements for the fiscal years ended

December 31, 2005 and December 31, 2006 and are not included in the audit fees listed above. This category includes fees related to accounting consultations, consultations concerning financial accounting and reporting standards, and audit services not required by statute or regulation.

(c)	Consists of aggregate fees billed or expected to be billed for tax compliance, tax advice, and tax planning for each of the fiscal years ended December 31, 2005, and December 31, 2006.

(d)	Consists of aggregate fees billed or expected to be billed for all other services not included in the three categories set forth above for each of the fiscal years ended December 31, 2005 and December 31, 2006.

The audit committee has adopted a pre-approval policy governing the engagement of the company’s independent registered public accounting firm for all audit and non-audit services. The audit committee’s pre-approval policy provides that the audit committee must pre-approve all audit services and non-audit services to be performed for the company by its independent registered public accounting firm prior to their engagement for such services. The audit committee pre-approval policy establishes pre-approved categories of certain non-audit services that may be performed by the company’s independent registered public accounting firm during the fiscal year, subject to dollar limitations that may be set by the audit committee. Pre-approved services include certain audit related services, tax services and various non-audit related services. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next meeting. One hundred percent of the services provided by PricewaterhouseCoopers LLP during 2006 and 2005 were approved by the audit committee in accordance with the pre-approval procedures described above.

Under Company policy and/or applicable rules and regulations, the independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, and (9) legal services.

Vote Required For Ratification

The Audit Committee was responsible for selecting ARC’s independent auditors for fiscal year 2007 pursuant to the terms of the Audit Committee charter. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as ARC’s independent auditors for fiscal year 2007. The board believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting ARC’s independent auditors. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors.

The ratification of the appointment of PricewaterhouseCoopers LLP as ARC’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT AUDITOR FOR 2007

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to receive a separate proxy card or voting instruction card.

The Company is not householding for those stockholders who hold their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203, Attention: Jonathan R. Mather, Telephone (818) 500-0225.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact us at, American Reprographics Company, 700 North Central Avenue, Suite 550, Glendale, California 91203, Attention: Jonathan R. Mather, Telephone (818) 500-0225, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Stockholder Proposals and Stockholder Board Nominations

Our amended and restated bylaws set forth the requirements that must be satisfied in order for a stockholder to recommend a nominee for election to our board of directors at our annual meeting or to bring other business properly before our annual meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must give timely notice of the nomination in writing to our Secretary, (ii) such other business must be a proper matter for stockholder action, (iii) if the stockholder provides the Company with a Solicitation Notice (as defined below), the stockholder must deliver a proxy statement and form of proxy, in the case of a stockholder proposal of other business, to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal and, in the case of a nomination, to holders of a percentage of our voting securities reasonably believed by the stockholder to be sufficient to elect the nominee, and must, in either case, have included in such materials the Solicitation Notice, and (iii) if no Solicitation Notice is timely provided, then the stockholder must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice.

To be timely, a stockholder’s notice must be delivered to our secretary at our principal executive office not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to the annual meeting and not later than the close of business on the later of the ninetieth day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of our annual meeting will not commence a new time period for the giving of a stockholder’s notice.

The stockholder’s notice must set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director, all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our books and records, (ii) the class and number of shares of our stock that are owned beneficially and of record by the stockholder, and (iii) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of the stockholder proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the stockholder proposal or, in the case of a nomination, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (such an affirmative statement being referred to as a “Solicitation Notice”).

You may contact the Secretary at ARC at our principal executive offices to request a printed copy of the relevant amended and restated bylaws provision regarding the requirements for making stockholder proposals and nominating director candidates.

Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers file electronically with the SEC. The SEC’s internet site is www.sec.gov.

Our internet address is www.e-arc.com. You can access our Investor Relations webpage through our internet site, www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page. We make available free of charge, on or through our Investor Relations webpage, our proxy statements, annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We also make available, through our Investor Relations webpage, statements of beneficial ownership of our equity securities filed by our directors, officers, 10% or greater stockholders and others under Section 16 of the Exchange Act. The reference to our Website address does not constitute incorporation by reference of the information contained in the Website and should not be considered part of this document.

A copy of our Code of Conduct, as defined under Item 406 of Regulation S-K, including any amendments thereto or waivers thereof, Corporate Governance Guidelines, and Board Committee Charters can also be accessed on our Website www.e-arc.com, by clicking on the “Investor Relations” link at the top of the page and then selecting “Corporate Governance” from the Investor Relations Webpage. Our Code of Conduct applies to all directors, officers and employees, including our chief executive officer, our chief financial officer and our controller. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on our internet site.

You can request a printed copy of these documents, excluding exhibits, at no cost, by contacting Investor Relations at the above telephone number or address.

YOUR VOTE AT THIS YEAR’S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By order of the Board of Directors,

Jonathan R. Mather
Chief Financial Officer and Secretary

April 23, 2007

APPENDIX I

AMERICAN REPROGRAPHICS COMPANY

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Audit Committee”) of American Reprographics Company (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in monitoring (i) the integrity of the Company’s financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. One member of the Audit Committee will serve as the Chairperson of the Audit Committee. The Committee may also appoint a secretary, who need not be a director, whose primary responsibility will be to keep the minutes of the Audit Committee meetings.

Members of the Committee and the Committee Chairperson shall be appointed by and may be removed by the Board on the recommendation of the Nominating and Corporate Governance Committee.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Resources

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to sub-committees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non- audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Committee Duties and Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4. Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

6. Review and discuss quarterly reports from the independent auditors on:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

12. Review and evaluate the lead partner of the independent auditor team.

13. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

14. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

16. Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

17. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

18. Review the appointment and replacement of the senior internal auditing executive.

19. Review the significant reports to management prepared by the internal auditing department and management’s responses.

20. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

21. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

22. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

23. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

25. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

Other Duties and Responsibilities

26. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

27. Conduct an annual performance evaluation of the Audit Committee and report the results of this review to the Board.

28. Review and recommend to the Board for approval policies relating to the delegation of authority to the officers and employees of the Company.

29. Perform any other duties or responsibilities expressly delegated to the Audit Committee by the Board from time to time.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Reports

The Audit Committee shall make regular reports to the Board. The Audit Committee will, to the extent it deems appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. The Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

February 2005
Copyright © 2005, American Reprographics Company. All Rights Reserved.

AMERICAN REPROGRAPHICS COMPANY

Audit Committee Pre-Approval Policy

I.	STATEMENT OF PRINCIPLES

The Audit Committee must pre-approve the audit and non-audit services per-formed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Before the Company or any of its subsidiaries engages the independent auditor to render a service, the engagement must be either:

1. specifically approved by the Audit Committee; or

2. entered into pursuant to this Pre-Approval Policy.

The appendices to this Pre-Approval Policy describe in detail the particular audit, audit-related, tax and other services that have the pre-approval of the Audit Committee pursuant to this Pre-Approval Policy.(1) The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee shall periodically revise the list of pre-approved services.

II.	DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor.

III.	AUDIT SERVICES

The Audit Committee must specifically pre-approve the terms of the annual audit services engagement. The Audit Committee shall approve, if necessary, any changes in terms resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.	AUDIT-RELATED SERVICES

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B, and all internal control-related services, must be specifically pre-approved by the Audit Committee.

V.	TAX SERVICES

The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee shall scrutinize carefully the retention of the independent auditor in connection with any tax-related transaction initially recommended by the independent auditor. The Audit Committee has pre-approved the tax services listed in Appendix C. All tax services not listed in Appendix C must be specifically pre-approved by the Audit Committee.

VI.	OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit ser-vices classified as other services that it believes would not impair the independence of the auditor, including those that are routine and recurring services. The Audit Committee has pre-approved the other services listed in Appendix D. Permissible other services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

A list of the non-audit services prohibited under the rules of the Securities and Exchange Commission (the “Commission”) is attached to this Pre-Approval Policy as Exhibit 1. The rules of the Commission and the Public Company Accounting Oversight Board (the “PCAOB”) and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	PRE-APPROVAL FEE LEVELS

The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the auditor’s independence. Where the Audit Committee has approved an estimated fee for a service, the pre-approval applies to all services described in the approval. However, in the event the invoice in respect of any such service is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. The Audit Committee expects that any requests to pay invoices in excess of the estimated amounts will include an explanation as to the reason for the overage. The Company’s independent auditor will be informed of this policy.

VIII.	SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the independent auditor must provide the Audit Committee with detailed back-up documentation regarding the specific ser-vices to be provided.

IX.	PROCEDURES

The Company’s management shall inform the Audit Committee of each service performed by the independent auditor pursuant to this Pre-Approval Policy.

Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the Commission and the PCAOB on auditor independence.

February 2005
Copyright © 2005, American Reprographics Company. All Rights Reserved.

Appendix A

Form used for:
Pre-Approved Audit Services for Fiscal Year 2005

Dated: [          ]

Service	Estimated Range of Fees

Statutory audits or financial audits for subsidiaries or affiliates of the Company
Services associated with registration statements, periodic reports and other documents filed with the Commission or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to Commission comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Commission, PCAOB, FASB, or other regulatory or standard-setting bodies (Note: Under Commission rules, some consultations may be “audit-related” services rather than “audit” services)

Appendix B

Form used for:
Pre-Approved Audit-Related Services for Fiscal Year 2005

Dated: [     ]

Service	Estimated Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions
Financial statement audits of employee benefit plans
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Commission, PCAOB, FASB, or other regulatory or standard-setting bodies (Note: Under the rules of the Commission, some consultations may be “audit” services rather than “audit-related” services)

Attest services not required by statute or regulation

Appendix C

Form used for:
Pre-Approved Tax Services for Fiscal Year 2005

Dated: [     ]

Service	Estimated Range of Fees

U.S. federal, state and local tax planning and advice
U.S. federal, state and local tax compliance
International tax planning and advice
International tax compliance
Review of federal, state, local and international income, franchise and other tax returns
Licensing or purchase of income tax preparation software from the independent auditor, provided the functionality is limited to preparation of tax returns

Appendix D

Form used for:
Pre-Approved Other Services for Fiscal Year 2005
Dated: [  ]

Service	Estimated Range of Fees

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

PROXY
AMERICAN REPROGRAPHICS COMPANY
Proxy for Annual Meeting of Stockholders to be held May 22, 2007
The undersigned hereby appoints Jonathan R. Mather, Chief Financial Officer and Secretary of ARC, Sathiyamurthy Chandramohan, the Chief Executive Officer and Chairman of the Board of ARC, and Kumarakulasingam Suriyakumar, the President, Chief Operating Officer and a director of ARC, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of American Reprographics Company held by the undersigned on April 5, 2007, at the annual meeting of stockholders to be held at the Glendale Hilton Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202 on Tuesday, May 22, 2007, at 2:00 p.m. local time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof. If no directions are given, this Proxy will be voted for all of the director nominees named on the reverse side and for Item 2. The above named proxies will vote in their discretion on all other matters that are properly brought before the Annual Meeting. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.
(CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)
Address Change/Comments (Mark the corresponding box on the reverse side)
DETACH HERE FROM PROXY VOTING CARD

AMERICAN REPROGRAPHICS COMPANY
Proxy for Annual Meeting of Stockholders to be held May 22, 2007

Mark Here
for Address
Change or	☐
Comments
PLEASE SEE REVERSE SIDE
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
1.	Elect seven directors, each for a term of one year:

Nominees:	For All	Withhold
01 Sathiyamurthy Chandramohan		All
02 Kumarakulasingam Suriyakumar	☐	☐
03 Thomas J. Formolo
04 Dewitt Kerry McCluggage
05 Mark W. Mealy
06 Manuel Perez de la Mesa
07 Eriberto R. Scocimara
Withheld for the nominees you list below. (Write that nominee’s name in the space provided below.)
ITEM 2— Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
ITEM 3— In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

WILL
ATTEND
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Signature:	Signature:	Date:

     (Please sign exactly as your name or names appear on certificate and mail this Proxy promptly in the enclosed paid envelope. When signing in representative capacity, insert title and attach papers showing authority unless already on file with the corporation.)
PLEASE SIGN AND MAIL THIS PROXY